Exhibit 99.1

NEWS RELEASE

Coeur to Offer Senior Notes

CHICAGO, IL. – March 7, 2014 – Coeur Mining, Inc. (the “Company” or “Coeur”) (NYSE: CDE) today announced its intention to offer (the “Offering”), subject to market and other conditions, $150,000,000 of 7.875% Senior Notes due 2021 (the “Offered Notes”). The Offered Notes constitute a further issuance of Coeur’s $300,000,000 outstanding principal amount of 7.875% Senior Notes due 2021 issued on January 29, 2013 (the “Existing Notes”) and, when issued, will form a single series of debt securities with the Existing Notes. Other than with respect to the date of issuance, issue price, and CUSIP number, the Offered Notes will have the same terms as the Existing Notes. Once the Offered Notes are registered and exchanged for exchange notes, Coeur expects that the Offered Notes and the Existing Notes will share a single CUSIP number and thereafter be fungible.

The Offered Notes will be fully and unconditionally guaranteed by certain of the Company’s subsidiaries. The Company intends to use the net proceeds from the Offering for general corporate purposes.

Barclays Capital Inc. is acting as sole book-running manager for the Offering.

The Offered Notes will only be offered and sold to qualified institutional buyers in the United States pursuant to Rule 144A and outside the United States pursuant to Regulation S under the Securities Act of 1933, as amended (the “Securities Act”).

The Offered Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

This news release shall not constitute an offer to sell or a solicitation of an offer to purchase the Offered Notes or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful. This news release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

Cautionary Note Regarding Forward-Looking Statements

This news release contains forward-looking statements within the meaning of securities legislation in the United States and Canada, including, among others, (i) Coeur’s intention to offer the Offered Notes, subject to market and other conditions and (ii) Coeur’s intention to use the proceeds of the Offering for general corporate purposes.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Coeur’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The risks and hazards inherent in the mining business (including risks inherent in developing large-scale mining projects, environmental hazards, industrial accidents, weather or geologically related conditions), changes in the market prices of gold and silver and a sustained lower price environment, the uncertainties inherent in Coeur’s production, exploratory and developmental activities, including risks relating to permitting and regulatory delays, ground conditions, grade variability, any future labor disputes or work stoppages, the uncertainties inherent in the estimation of gold and silver ore reserves and future production, changes that could result from Coeur’s future acquisition of new mining properties or businesses, reliance on third parties to operate certain mines where Coeur owns silver production and reserves and the absence of control over mining operations in which Coeur or its subsidiaries hold royalty or streaming interests and risks related to these mining operations including results of mining and exploration activities, environmental, economic and political risks of the jurisdiction in which the mining operations are located, the loss of any third-party smelter to which Coeur markets silver and gold, the effects of environmental and other governmental regulations, the risks inherent in the ownership or operation of or investment in mining properties or businesses in foreign countries, Coeur’s ability to raise additional financing necessary to conduct its business, make payments or refinance its debt, as well as other uncertainties and risk factors set out in filings made from time to time with the United States Securities and Exchange Commission, and the Canadian securities regulators, including, without limitation, Coeur’s most recent report on Form 10-K. Actual results, developments and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements. Coeur disclaims any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise. Additionally, Coeur undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Coeur, its financial or operating results or its securities.

For more information, please contact:

Bridget Freas, Director, Investor Relations

(312) 489-5819

Donna Mirandola, Director, Corporate Communications

(312) 489-5842

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